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                                                                   EXHIBIT 10.40

                             AMENDMENT NO. 1996-1
                      TO GENERAL PROVISIONS APPLICABLE TO
                  PERFORMANCE RESTRICTED STOCK AWARDS GRANTED
                   UNDER 1988 STOCK OPTION AND INCENTIVE PLAN

          This Amendment No. 1996-1 is made to the General Provisions
Applicable to Performance Restricted Stock Awards Granted Under the Great Western Financial Corporation 1988 Stock Option and Incentive Plan, as amended (the "General Provisions"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the General Provisions.

          WHEREAS, Great Western Financial Corporation (the "Company") has determined that it is in its best interest and that of its stockholders to amend the General Provisions as set forth herein;

          NOW, THEREFORE, the General Provisions are hereby amended as follows:

          1. The first sentence of Section 2(a) of the General Provisions is amended by deleting therefrom the phrase "Section 10 (Compliance)" and inserting in lieu thereof "Section 9 (Compliance)".

          2. The first sentence of Section 2(b) of the General Provisions is amended by deleting therefrom the phrase "Section 11 (Tax Withholding)" and inserting in lieu thereof "Section 10 (Tax Withholding)".

          3. The second sentence of Section 2(b) of the General Provisions is amended by deleting therefrom the phrase "Section 10 (Compliance)" and inserting in place thereof "Section 9 (Compliance)".

          4. Section 3(c) of the General Provisions is amended in its entirety to read as follows:

               (c) If, during a Potential Change in Control Period (as defined in the Plan), the Employee's employment is terminated by
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          the Corporation without cause (whether or not a Change in Control subseqently occurs) or by the Employee under circumstances that would entitle such Employee to terminate his or her employment and receive severance and other benefits under (i) if the Employee is a member of the Executive Management Committee, his or her employment agreement or (ii) if the Employee is not a member of the Executive Management Committee, the Company's Special Severance Plan, whether or not such Employee is a participant in such Plan, then any portion of his or her Award that has not previously vested shall thereupon vest.

          5. Each of the first and second sentences of Section 4 of the General Provisions is amended by deleting therefrom the phrase "(subject to the provisions of Section 9)".

          6. The definition of "Peer Group" following Section 6(a) of the General Provisions is amended by deleting the phrase "Section 15" and inserting in place thereof the phrase "Section 14".

          7. The second sentence of Section 8 of the General Provisions is amended by deleting therefrom the phrase "or an Event described in Section 7.19(ii) of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such Event or prior thereto".

          8. The General Provisions are amended by deleting therefrom Section 9, and by renumbering Sections 10 through 15 as Sections 9 through 14, respectively.

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          The effective date of this Amendment No. 1996-1 shall be December 10,
1996. Except as herein modified, the General Provisions Document shall remain in full force and effect.

                              GREAT WESTERN
                                FINANCIAL CORPORATION



                              By: /s/ J. Lance Erikson
                                  --------------------
                              Executive Vice President, General Counsel and Secretary

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